UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

LVB ACQUISITION, INC.

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware Indiana	000-54505 001-15601	26-0499682 35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 3, 2014, the Company issued a press release announcing the settlement of the Multi-District Litigation entitled MDL 2391 – In Re: Biomet M2A Magnum Hip Implant Product Liability Litigation. As of January 31, 2014, there were 1012 lawsuits pending in the MDL. Additional lawsuits filed in the MDL by April 15, 2014 may participate in the settlement. Biomet continues to evaluate the inventory of lawsuits in the MDL pursuant to the categories and procedures set forth in the settlement agreement. The final amount of payments under the settlement is uncertain. However, the Company believes that the payments under the settlement will exhaust the Company’s self-insured retention under its insurance program, which is $50.0 million, equal to the Company’s current accrual for contingencies for claims associated with metal-on-metal hip products. If this should occur, the Company would have an insurance claim for the amount by which ultimate losses under the settlement exceed the self-insured retention amount. Biomet maintains $100.0 million of third-party insurance coverage. The Company’s insurance carriers have been placed on notice of the claims that are subject to the settlement, and have been placed on notice of the terms of the settlement. As is customary in these situations, certain of the Company’s insurance carriers have reserved all rights under their respective policies and could still ultimately deny coverage for some or all of the Company’s insurance claims. However, the Company continues to believe its contracts with the insurance carriers are enforceable for these claims and the settlement agreement. Therefore, it believes it is probable that it would receive from its insurance carriers the full amount by which the ultimate losses under the settlement exceed $50.0 million. The settlement does not affect certain other claims relating to the Company’s metal-on-metal hip products that are pending in various state courts, and other claims may be filed in the future. The Company’s $50.0 million accrual for contingencies associated with metal-on-metal hip products is unchanged since November 30, 2013. The Company is currently assessing any necessary adjustments to the current accrual amount to cover the estimated full amount of the settlement, and assessing any potential receivables to be recorded for recoveries from the insurance carriers.

The court order relating to the settlement and the press release are filed herewith as exhibit 10.1 and 99.1, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document

10.1	Court order

99.1	Press Release issued February 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: February 4, 2014

LVB ACQUISITION, INC.

/s/ Bradley J. Tandy
By: Bradley J. Tandy
Its: Senior Vice President, General Counsel and Secretary

BIOMET, INC.

/s/ Bradley J. Tandy
By: Bradley J. Tandy
Its: Senior Vice President, General Counsel and Secretary